UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Saks Incorporated

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Steven Sadove Video Message

Posted to Saks Incorporated’s internal website

July 29, 2013

As you have by now heard, this morning – Monday, July 29th – we announced that Hudson’s Bay Company has agreed to acquire Saks for $16 per share of common stock. That equates to a total transaction value of approximately $2.9 billion. After extensive consideration and deliberations, our Board of Directors determined that accepting this offer is in the best interests of Saks Fifth Avenue and our shareholders.

Let me give you a little background on Hudson’s Bay. The company was founded in 1670 and is actually North America’s longest continually operated company. They are larger than us, with about $4 billion of annual revenues and 29,000 associates. In Canada, they operate Hudson’s Bay, Canada’s largest department store with 90 locations and its online store, thebay.com, and also Home Outfitters, Canada’s largest home specialty superstore with 69 locations. In the U.S., Hudson’s Bay operates Lord & Taylor, with 48 department stores primarily throughout the Northeast as well as lordandtaylor.com. Hudson’s Bay Company is publicly traded on the Toronto Stock Exchange under the symbol “HBC.”

There are several advantages to becoming part of a much larger and more diverse enterprise, and I believe it will bring new opportunities for Saks. I believe the Hudson’s Bay was attracted to the iconic Saks brand, our people, our real estate and store base, and our wonderful customer and vendor relationships. Most importantly, they believe in the power of Saks Fifth Avenue and in the long-term growth potential of the business. For example, HBC sees opportunities to open stores across Canada and to establish a Canadian saks.com website.

Our understanding is that HBC will continue to run Saks Fifth Avenue separately under their corporate umbrella, including our own merchandising, marketing, and store operations teams, and that Saks Fifth Avenue will remain headquartered in New York City. This is good news for many of our Associates as well as our many loyal customers and communities that we serve.

I realize the uncertainty surrounding this announcement can be really unsettling. While HBC believes there are certain synergies that can be realized in the combined business over time, I have been assured that they have not made any decisions about Saks’ organizational structure at this point. I would urge you not to make assumptions or draw any conclusions about the future. Our commitment to you is to be as forthright and transparent as possible throughout this process and to communicate with you often.

Closing the transaction is dependent upon a lot of things, and in fact, we’re in the middle of a go-shop period for the next 40 days, where other companies could outbid Hudson’s Bay Company, and in fact, we may find that there’s another player that’s going to be looking at Saks Fifth Avenue. Nothing is certain. In addition, we have regulatory and shareholder approval that we have to be looking at. Now, assuming that the conditions are satisfied and that Hudson Bay company is ultimately the winner, we expect to close the transaction before calendar year-end.

Our unique culture and the incredible quality and talent of our Associates have made Saks the great retailer it is today. We have made enormous progress over the past few years to position Saks for future growth and to evolve into a true omni-channel retailer. We have so much to be proud of. As we enter the important second half of the year, we will remain focused on our customers and executing our business plans as we begin to prepare for a smooth transition to our new owners.

Thank you so much for your continued dedication and support. Until next time, I’ll see you in the stores.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, telephone: (865) 981-6243.

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed acquisition of the Company by Hudson’s Bay. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Hudson’s Bay will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.saksincorporated.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain shareholder approval or the failure to satisfy the other closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt commitment letter and equity investment agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.